Exhibit 99.1

Contact:

Kenneth Smith

Chief Financial Officer

716.826.6500 ext. 3217

kwsmith@gibraltar1.com

Gibraltar’s Net Sales Increase 21% in Fourth Quarter

Top-Line Growth Reflects Strong Sales of Industrial and Infrastructure Products

Focus on Operational Excellence Drives Strong Full Year EPS Improvement

Buffalo, New York, February 23, 2012 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building and industrial markets, today reported its financial results for the three months and year ended December 31, 2011.

Management Comments

“Gibraltar continued to deliver solid results in the fourth quarter of 2011, concluding a year of strong performance despite minimal growth in our traditional core markets,” said Chairman and Chief Executive Officer Brian Lipke. “Net sales grew 21% for the quarter, including 7% organic growth and 14% growth from recent acquisitions, and 20% for the full year. Adjusted gross margins were up by 180 basis points and 250 basis points for the quarter and the full year, respectively. Excluding special items, adjusted EPS from continuing operations improved modestly for the quarter and significantly for 2011 as a whole.”

“This was another solid operational quarter for Gibraltar, as we continued growing our top line, lowering our breakeven point and enhancing the performance of our business,” said Henning Kornbrekke, President and Chief Operating Officer. “Gibraltar’s growing presence in the industrial and infrastructure markets has enabled us to offset weak demand for housing by selling our products into two of the strongest segments of the economy. Equally important, in our traditional core markets – residential and nonresidential construction and remodeling – we have established Gibraltar as the leader in the majority of our product categories, while increasing our overall market share by launching new products, expanding our geographic coverage and improving our penetration of existing nationwide customer accounts.”

“At the same time, we continued to make consistent progress toward our goal of positioning Gibraltar as the low-cost global supplier in its markets coupled with outstanding customer service,” Kornbrekke said. “Focusing on operational excellence across the Company, we further lowered our cost structure with ongoing lean initiatives, maintained low levels of working capital, and continued to improve our management of commodity costs. In addition, the D.S. Brown and Pacific Award Metals businesses acquired in 2011 made the contributions we expected to Gibraltar’s fourth-quarter growth, operating characteristics, product mix and profitability, and we continued to expand our pipeline of potential future acquisitions.”

Financial Results

Net sales for the fourth quarter of 2011 increased 21% to $174.1 million from $144.1 million for the fourth quarter of 2010, including $20 million in revenues from two second-quarter 2011 acquisitions. Gibraltar’s fourth-quarter 2011 adjusted loss from continuing operations declined to $5.1 million, or $0.17 per share, from a loss of $6.6 million, or $0.22 per share, in the fourth quarter of 2010. Fourth-quarter 2011 adjusted results excluded after-tax special charges of $1.8 million, or $0.05 per share, resulting from acquisition-related costs and exit activity costs related to business restructuring. The adjusted loss from continuing operations for the fourth quarter of 2010 excluded after-tax special charges totaling $69.8 million, or $2.30 per share, primarily consisting of $62.7 million for intangible asset impairments. Adjusting for these items, the GAAP loss from continuing operations was $6.9 million, or $0.22 per share, in the fourth quarter 2011, compared with a loss of $76.3 million, or $2.52 per share, for the fourth quarter last year.

Adjusted gross margin for the fourth quarter of 2011 increased to 16.6% from 14.8% in the fourth quarter of 2010. The increase was primarily due to favorable purchase price variance, improved efficiencies and the impact of recent acquisitions. Adjusted selling, general and administrative expense increased 25% to $33.2 million for the fourth quarter of 2011 from $26.6 million a year earlier, primarily reflecting additional costs incurred by recent acquisitions and an increase in equity compensation tied to Gibraltar’s stock price improvement.

For the year ended December 31, total net sales for 2011 increased to $766.6 million from $637.5 million a year earlier, a 20% increase which included 9% organic growth. Gibraltar’s full-year 2011 adjusted income from continuing operations was $15.3 million, or $0.50 per diluted share, compared with an adjusted loss from continuing operations of $4.0 million, or $0.13 per share, in 2010. The adjusted results for 2011 excluded after-tax special charges of $6.1 million, or $0.20 per share, for acquisition-related costs, exit activity costs related to business restructuring, and equity compensation declined by Mr. Lipke. The adjusted loss from continuing operations for full-year 2010 excluded after-tax special charges of $71.3 million, or $2.36 per share, largely consisting of $62.6 million for intangible asset impairment. Adjusting for these items, Gibraltar’s GAAP income from continuing operations for 2011 was $9.2 million, or $0.30 per diluted share, compared with a loss of $75.4 million, or $2.49 per diluted share, in 2010.

Adjusted gross margin for the full year 2011 increased to 19.8% from 17.3% in 2010. The increase was primarily due to favorable purchase price variance, improved efficiencies and the impact of recent acquisitions. Adjusted selling, general and administrative expense increased 8% to $106.5 million in 2011 from $98.8 million a year earlier, reflecting additional costs incurred by two businesses acquired in 2011. Adjusted selling, general and administration expenses as a percent of net sales fell to 13.9% in 2011 from 15.5% in 2010.

Liquidity and Capital Resources

•	Gibraltar’s liquidity increased again to $170 million as of December 31, 2011, including cash on hand of $54 million and availability under the Company’s revolving credit facility.

•

Working capital management continued to be effective, as days of net working capital for 2011, which consists of accounts receivable, inventory and accounts payable, were 63, compared with 60 days for 2010, the modest rise reflecting a longer cash conversion cycle for the two businesses acquired in 2011.

•

During the fourth quarter of 2011, Gibraltar amended its Senior Credit Agreement to extend the due date of the $200 million revolving credit facility for five years, reduce the Company’s cost of borrowing, and provide additional financial flexibility. There have been no outstanding borrowings under this facility since September-end 2011.

Outlook

“Over the past three years we have been able to significantly improve Gibraltar’s top- and bottom-line performance during a period of unprecedented weakness in housing and nonresidential construction,” said Lipke. “Taking control of our own destiny, we have expanded our presence in attractive adjacent markets organically and through acquisitions, while gaining share in our traditional core markets, significantly lowering our cost structure, and strengthening our balance sheet. As a result, we believe that Gibraltar is well-positioned to improve margins by leveraging expected incremental sales in 2012 – particularly from our core businesses serving the industrial and infrastructure markets which now represent more than 50% of our business. We also expect to report year-over-year improvement in Gibraltar’s financial results for 2012.”

Fourth-Quarter Conference Call Details

Gibraltar has scheduled a conference call to review its results for the fourth quarter of 2011 tomorrow, February 24, 2012, starting at 9:00 a.m. ET. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this evening, February 23, 2012. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A web cast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar

Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and nonresidential repair and remodeling, as well as construction of industrial facilities and public infrastructure. The Company generates more than 80% of its sales from products that hold the #1 or #2 positions in their markets, and serves customers across the U.S. and throughout the world from 41 facilities in 20 states, 3 provinces in Canada, England and Germany. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

Safe Harbor Statement

Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of intangible asset impairment, restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related costs, surrendered equity compensation, deferred tax valuation allowances, and interest expense recognized as a result of our interest rate swap becoming ineffective. These adjustments are shown in the Non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial statements that accompany this news release. We believe that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement

Gibraltar expects to release its financial results for the three months ending March 31, 2012, on May 2, 2012, and hold its earnings conference call on May 3, 2012, starting at 9:00 a.m. ET.

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net sales	$174,141	$144,115	$766,607	$637,454
Cost of sales	147,462	128,183	621,492	533,586

Gross profit	26,679	15,932	145,115	103,868

Selling, general, and administrative expense	33,494	27,291	108,957	99,546
Intangible asset impairment	—	77,141	—	76,964

(Loss) income from operations	(6,815)	(88,500)	36,158	(72,642)
Interest expense	5,042	4,363	19,363	19,714
Other (income) expense	(44)	84	(90)	(77)

(Loss) income before taxes	(11,813)	(92,947)	16,885	(92,279)
(Benefit of) provision for income taxes	(4,959)	(16,609)	7,669	(16,923)

(Loss) income from continuing operations	(6,854)	(76,338)	9,216	(75,356)

Discontinued operations:
Income (loss) before taxes	219	824	13,840	(27,125)
(Benefit of) provision for income taxes	(30)	(999)	6,533	(11,413)
Income (loss) from discontinued operations	249	1,823	7,307	(15,712)

Net (loss) income	$(6,605)	$(74,515)	$16,523	$(91,068)

Net (loss) income per share – Basic:
(Loss) income from continuing operations	$(0.22)	$(2.52)	$0.30	$(2.49)
Income (loss) from discontinued operations	0.00	0.06	0.24	(0.52)

Net (loss) income	$(0.22)	$(2.46)	$0.54	$(3.01)

Weighted average shares outstanding – Basic	30,606	30,327	30,507	30,303

Net (loss) income per share – Diluted:

(Loss) income from continuing operations	$(0.22)	$(2.52)	$0.30	$(2.49)
Income (loss) from discontinued operations	0.00	0.06	0.24	(0.52)

Net (loss) income	$(0.22)	$(2.46)	$0.54	$(3.01)

Weighted average shares outstanding – Diluted	30,606	30,327	30,650	30,303

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$54,117	$60,866
Accounts receivable, net of reserve	90,595	70,371
Inventories	109,270	77,848
Other current assets	14,872	20,229
Assets of discontinued operations	—	13,063

Total current assets	268,854	242,377

Property, plant, and equipment, net	151,974	145,783
Goodwill	348,326	298,346
Acquired intangibles	95,265	66,301
Other assets	7,636	16,766
Equity method investment	—	1,345
Assets of discontinued operations	—	39,972

	$872,055	$810,890

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$67,320	$56,775
Accrued expenses	60,687	36,785
Current maturities of long-term debt	417	408
Liabilities of discontinued operations	—	6,150

Total current liabilities	128,424	100,118

Long-term debt	206,746	206,789
Deferred income taxes	55,801	37,119
Other non-current liabilities	21,148	23,221
Liabilities of discontinued operations	—	2,790

Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 30,702 and 30,516 shares issued in 2011 and 2010	307	305
Additional paid-in capital	236,673	231,999
Retained earnings	229,437	212,914
Accumulated other comprehensive loss	(3,350)	(2,060)
Cost of 281 and 219 common shares held in treasury in 2011 and 2010	(3,131)	(2,305)

Total shareholders’ equity	459,936	440,853

	$872,055	$810,890

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	September 30,	September 30,
	Year Ended December 31,
	2011	2010
Cash Flows from Operating Activities
Net income (loss)	$16,523	$(91,068)
Income (loss) from discontinued operations	7,307	(15,712)

Income (loss) from continuing operations	9,216	(75,356)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,181	23,964
Provision for deferred income taxes	5,028	(10,629)
Stock compensation expense	4,642	4,315
Non-cash charges to interest expense	2,328	4,324
Intangible asset impairment	—	76,964
Other non-cash adjustments	3,321	7,252
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(7,612)	(4,186)
Inventories	(10,101)	152
Other current assets and other assets	10,172	1,626
Accounts payable	2,076	12,506
Accrued expenses and other non-current liabilities	4,577	6,259

Net cash provided by operating activities of continuing operations	49,828	47,191
Net cash (used in) provided by operating activities of discontinued operations	(3,133)	22,178

Net cash provided by operating activities	46,695	69,369

Cash Flows from Investing Activities
Cash paid for acquisitions, net of cash acquired	(109,248)	—
Purchases of property, plant, and equipment	(11,552)	(8,362)
Purchase of equity method investment	(250)	(1,250)
Net proceeds from sale of property and equipment	1,226	221
Net proceeds from sale of businesses	67,529	29,164

Net cash (used in) provided by investing activities of continuing operations	(52,295)	19,773
Net cash provided by (used in) investing activities of discontinued operations	2,089	(384)

Net cash (used in) provided by investing activities	(50,206)	19,389

Cash Flows from Financing Activities
Long-term debt payments	(74,262)	(58,967)
Proceeds from long-term debt	73,849	8,559
Payment of deferred financing fees	(1,570)	(164)
Purchase of treasury stock at market prices	(826)	(1,114)
Excess tax benefit from stock compensation	—	54
Net proceeds from issuance of common stock	34	270

Net cash used in financing activities	(2,775)	(51,362)

Effect of exchange rate changes on cash	(463)	(126)

Net (decrease) increase in cash and cash equivalents	(6,749)	37,270

Cash and cash equivalents at beginning of year	60,866	23,596

Cash and cash equivalents at end of year	$54,117	$60,866

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31, 2011
	As Reported In GAAP Statements	Intangible Asset Impairment	Restructuring Costs	Acquisition Related Costs	Adjusted Statement of Operations
Net sales	$174,141	$—	$—	$—	$174,141
Cost of sales	147,462	—	(2,219)	—	145,243

Gross profit	26,679	—	2,219	—	28,898
Selling, general, and administrative expense	33,494	—	(105)	(216)	33,173

Loss from operations	(6,815)	—	2,324	216	(4,275)
Operating margin	(3.9)%	0.0%	1.3%	0.1%	(2.5)%
Interest expense	5,042	—	—	—	5,042
Other income	(44)	—	—	—	(44)

Loss before income taxes	(11,813)	—	2,324	216	(9,273)
Benefit of income taxes	(4,959)	—	757	—	(4,202)

Loss from continuing operations	$(6,854)	$—	$1,567	$216	$(5,071)

Loss from continuing operations per share – diluted	$(0.22)	$0.00	$0.05	$0.00	$(0.17)

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31, 2010
	As Reported In GAAP Statements	Intangible Asset Impairment	Restructuring Costs	Deferred Tax Valuation Allowance	Adjusted Statement of Operations
Net sales	$144,115	$—	$—	$—	$144,115
Cost of sales	128,183	—	(5,459)	—	122,724

Gross profit	15,932	—	5,459	—	21,391
Selling, general, and administrative expense	27,291	—	(647)	—	26,644
Intangible asset impairment	77,141	(77,141)	—	—	—

Loss from operations	(88,500)	77,141	6,106	—	(5,253)
Operating margin	(61.4)%	53.5%	4.3%	0.0%	(3.6)%
Interest expense	4,363	—	—	—	4,363
Other expense	84	—	—	—	84

Loss before income taxes	(92,947)	77,141	6,106	—	(9,700)
Benefit of income taxes	(16,609)	14,485	1,374	(2,400)	(3,150)

Loss from continuing operations	$(76,338)	$62,656	$4,732	$2,400	$(6,550)

Loss from continuing operations per share – diluted	$(2.52)	$2.07	$0.15	$0.08	$(0.22)

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,	September 30,
	Year Ended December 31, 2011
	As Reported In GAAP Statements	Acquisition Related Costs	Surrendered Compensation	Restructuring Costs	Adjusted Statement of Operations
Net sales	$766,607	$—	$—	$—	$766,607
Cost of sales	621,492	(2,467)	—	(3,916)	615,109

Gross profit	145,115	2,467	—	3,916	151,498
Selling, general, and administrative expense	108,957	(986)	(885)	(581)	106,505

Income from operations	36,158	3,453	885	4,497	44,993
Operating margin	4.7%	0.5%	0.1%	0.6%	5.9%
Interest expense	19,363	—	—	—	19,363
Other income	(90)	—	—	—	(90)

Income before income taxes	16,885	3,453	885	4,497	25,720
Provision for income taxes	7,669	1,054	—	1,683	10,406

Income from continuing operations	$9,216	$2,399	$885	$2,814	$15,314

Income from continuing operations per share – diluted	$0.30	$0.08	$0.03	$0.09	$0.50

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Year Ended December 31, 2010
	As Reported In GAAP Statements	Intangible Asset Impairment	Restructuring Costs	Ineffective Interest Rate Swap	Deferred Tax Valuation Allowance	Adjusted Statement of Operations
Net sales	$637,454	$—	$—	$—	$—	$637,454
Cost of sales	533,586	—	(6,361)	—	—	527,225

Gross profit	103,868	—	6,361	—	—	110,229
Selling, general, and administrative expense	99,546	—	(724)			98,822
Intangible asset impairment	76,964	(76,964)	—	—	—	—

(Loss) income from operations	(72,642)	76,964	7,085	—	—	11,407
Operating margin	(11.4)%	12.1%	1.1%	0.0%	0.0%	1.8%
Interest expense	19,714	—	—	(1,424)	—	18,290
Other income	(77)	—	—	—	—	(77)

Loss before income taxes	(92,279)	76,964	7,085	1,424	—	(6,806)
Benefit of income taxes	(16,923)	14,412	1,634	520	(2,400)	(2,757)

Loss from continuing operations	$(75,356)	$62,552	$5,451	$904	$2,400	$(4,049)

Loss from continuing operations per share—diluted	$(2.49)	$2.06	$0.18	$0.03	$0.09	$(0.13)